Exhibit 99.1

KINDER MORGAN CANADA LIMITED DECLARES DIVIDEND AND ANNOUNCES RESULTS FOR SECOND QUARTER OF 2019

CALGARY, ALBERTA, July 17, 2019 - The Kinder Morgan Canada Limited (TSX: KML) board of directors has declared a dividend for the second quarter of 2019 of $0.1625 per restricted voting share ($0.65 annualized), payable on August 15, 2019, to restricted voting shareholders of record as of July 31, 2019. KML's restricted voting share dividends are eligible dividends for Canadian income tax purposes.
"I congratulate every KML employee for their focus and dedication to business during the strategic review that concluded in May, as previously announced," said KML Board Chairman and CEO Steve Kean. "The KML Pipelines and Terminals segments performance for the quarter was very strong."
"KML continues to be a valuable entity with assets that are underpinned by multi-year take-or-pay contracts with high quality customers and stable cash flows," noted Dax Sanders, KML Chief Financial Officer.
KML reported second quarter income from continuing operations of $21.6 million, a decrease of $1.9 million from the second quarter of 2018. The quarter over quarter variance in income from continuing operations was negatively impacted by the recognition of a non-recurring gain on an asset sale during the second quarter of 2018. Distributable cash flow (DCF) from continuing operations was $28.3 million, down 22 percent compared to the comparable prior year period. DCF from continuing operations was negatively impacted by a $9 million increase in cash tax payments due to the change from a net operating loss to a taxable position as a result of the Trans Mountain sale. Income from continuing operations and DCF both benefited from greater contributions from ongoing operations in the Pipelines and Terminals segments versus the same period in 2018.
In the second quarter, KML generated earnings per restricted voting share from continuing operations of $0.12. KML produced DCF from continuing operations of $0.24 per restricted voting share relative to our declared $0.1625 per restricted voting share dividend, resulting in $2.8 million in excess coverage over the dividend.
For the first half of 2019, KML generated net income of $42.9 million, Adjusted EBITDA of $104.8 million, and DCF of $50.7 million.

Overview of Business Segments
"Due to the recognition of the gain on the sale of an Edmonton area pipeline lateral in the second quarter of 2018, earnings in our Terminals segment were down 5 percent in the second quarter of 2019, compared to that prior period. Excluding that gain recognition, contributions from the segment were actually up 15 percent compared to the second quarter of 2018," noted John Schlosser, KML President.  "Earnings contributions from the Edmonton-area terminals were up nearly 17 percent compared to the second quarter of 2018 driven primarily by storage capacity additions at our new Base Line Terminal joint venture.   Volume at our Edmonton-area terminals was down 1.8 million barrels, or 8 percent, year-over-year, as mandated production curtailments continue to compress pricing differentials and pressure crude-by-rail economics. The take-or-pay nature of our contracts largely insulates segment earnings from short-term volume fluctuations.
"Contributions from our Vancouver Wharves facility were flat compared to the second quarter of 2018," continued Schlosser. “Also this quarter, with all material permits secured, we began construction activities on the distillate storage expansion project at the Wharves facility. During this $43 million capital project, we will construct two new distillate tanks with combined storage capacity of 200,000 barrels and enhance railcar-unloading capabilities. The project is supported by a 20-year initial term, take-or-pay contract with an affiliate of a large, international integrated energy company, and we expect to place it in service late second quarter of 2021.”
Pipeline segment earnings were up $1.1 million, or 11 percent, compared to the second quarter of 2018, primarily due to increased volumes on Cochin.

2019 Outlook
KML is on track to meet its 2019 budget, which contemplates declaring dividends of $0.65 (annualized) per restricted voting share, generating Adjusted EBITDA of $213 million and generating DCF from continuing operations of approximately $109 million, representing DCF per restricted voting share of $0.90. KML also plans to invest approximately $35 million in expansion projects (versus $32 million contemplated in the budget), and, consistent with the budget, to end the year with a Net Debt-to-Adjusted EBITDA ratio of approximately 1.3 times (treating 50 percent of KML's preferred equity as debt).
We do not provide forecasted income from continuing operations (the GAAP financial measure most directly comparable to the non-GAAP financial measures DCF from continuing operations and Adjusted EBITDA) due to the impracticality of quantifying certain amounts required by GAAP, such as realized and unrealized foreign currency gains and losses and potential changes in estimates for certain contingent liabilities.

Corporate News

Normal Course Issuer Bid
The KML board has authorized a stock buyback program that will allow it to opportunistically repurchase up to two million of KML restricted voting shares. The Toronto Stock Exchange (TSX) has accepted KML's notice of intention to make a normal course issuer bid (NCIB) through which KML may purchase up to 1,999,902 restricted voting shares during the 12-month period commencing July 22, 2019 and ending July 21, 2020. The number of shares authorized for purchase represents 10 percent of KML's public float (based on 34,944,993 restricted voting shares and excluding 10 percent shareholders) as of July 9, 2019. Under the NCIB, purchases will be made on the open market through the facilities of the TSX and/or alternative Canadian trading systems at the market price at the time of acquisition, as well as by other means as may be permitted by TSX rules and applicable securities laws, including by private agreement. Purchases made by private agreement under an issuer bid exemption order issued by a securities regulatory authority will be at a discount to the prevailing market price as provided in such exemption order.

KML has also entered into an automatic share purchase plan (ASPP) in relation to purchases made in connection with the NCIB to allow it to purchase restricted voting shares under the NCIB when KML would ordinarily not be permitted to purchase shares due to regulatory restrictions and customary self-imposed blackout periods. Pursuant to the ASPP, KML will provide instructions during non-blackout periods to its designated broker, which instructions may not be varied or suspended during the applicable blackout period. Purchases by KML’s designated broker will be in accordance with stock exchange rules, applicable securities laws and the terms of the ASPP, and all purchases made under the ASPP will be included in computing the number of restricted voting shares purchased under the NCIB. The ASPP has been pre-cleared by the TSX.
The actual number of restricted voting shares that may be purchased under the NCIB and the timing of any such purchases will be determined by KML. The average daily trading volume through the facilities of the TSX during the most recently completed six-month period was 228,201 restricted voting shares. Consequently, daily purchases through the facilities of the TSX will be limited to 57,050 restricted voting shares, other than block purchase exceptions. All restricted voting shares acquired by KML under the NCIB will be cancelled.
KML believes that opportunistically purchasing its own shares represents an attractive opportunity that is in the best interests of the company and its shareholders.

Preferred Share Dividend
In addition to the above-described dividend declared on the restricted voting shares, KML's board of directors declared a quarterly dividend of $0.328125 per Series 1 preferred share ($1.3125 annualized) and $0.3250 per Series 3 preferred share ($1.30 annualized), each payable on August 15, 2019 to Series 1 and Series 3 preferred shareholders of record as of July 31, 2019. KML's preferred share dividends are eligible dividends for Canadian income tax purposes.

About Kinder Morgan Canada Limited (TSX: KML). KML manages and is the holder of an approximately 30 percent minority interest in a portfolio of strategic energy infrastructure assets across western Canada. Kinder Morgan, Inc. (NYSE: KMI) holds an approximately 70 percent majority voting interest in KML and a corresponding 70 percent economic interest in KML's business and assets.  KML focuses on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of Western Canada. We strive to promote shareholder value by increasing utilization of our existing assets while controlling costs and operating in a safe and environmentally responsible way.  For more information visit kindermorgancanadalimited.com.

Please join KMI and KML at 4:30 p.m Eastern Time on Wednesday, July 17, 2019, at www.kindermorgan.com for a LIVE webcast conference call that will include a discussion of KML's second quarter earnings. A printer-friendly copy of this earnings release and supplemental earnings information are available under the “Earnings Releases” tab in the “Annual and Quarterly Reports” section of our investor website, which can be accessed via the following link:
https://ir.kindermorgancanadalimited.com/annual-and-quarterly-reports

Important Information Relating to Forward-Looking Statements

This news release includes "forward-looking information," "financial outlook," and "forward-looking statements" within the meaning of applicable securities laws (forward-looking statements). Generally the words "expects," "believes," "anticipates," "plans," "will," "shall," "estimates," "contemplates," and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include statements, express or implied, concerning, without limitation: KML's expected Adjusted EBITDA and DCF for 2019 and expected Net Debt-to-Adjusted EBITDA ratio at the end of 2019; anticipated dividends and the intended payment thereof; and KML's capital projects, including expected completion timing for those projects. Forward-looking statements are not guarantees of performance. They involve significant risks, uncertainties and assumptions. Any financial outlook or other forward-looking statements provided in this news release have been included for the purpose of providing information relating to management’s current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used, for any other purpose. Future actions, conditions or events and future results of operations may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results, including the ability of KML to pay dividends, are beyond the ability of KML to control or predict. As noted above, the forward-looking statements in this release are based on a number of material assumptions, including among others those discussed in this news release or inherent in the factors highlighted below. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this news release include, without limitation: changes in demand for KML's services; issues, delays or stoppages associated with major expansion projects; significant unanticipated cost increases or required capital expenditures; the breakdown or failure of equipment, pipelines and facilities, releases or spills, operational disruptions or service interruptions; the ability of KML's counterparties to perform; the ability of KML to access sufficient external sources of financing, and the cost of such financing; and changes in the regulatory environment.
The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to forward-looking statements included in this news release are set out in KML’s press release dated December 3, 2018 regarding financial expectations for 2019 and KML's Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings "Risk Factors," "Information Regarding Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere) and KML’s subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML’s website at ir.kindermorgancanadalimited.com. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of KML's restricted voting shares. The risk factors applicable to KML could cause actual results to vary materially from those contained in any forward-looking statements. KML disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this release.

Non-GAAP Financial Measures

KML's financial information has been prepared in accordance with United States generally accepted accounting principles (GAAP). In addition to using measures prescribed by GAAP, this news release includes references to DCF (both in the aggregate and per share), net income before interest expense, taxes, depreciation, depletion and amortization (DD&A) and adjusted for Certain Items (Adjusted EBITDA), segment earnings before DD&A and Certain Items (Segment EBDA before Certain Items), Adjusted Earnings, Net Debt (Cash) and Adjusted Net Debt (Cash), all of which are financial measures that do not have any standardized meaning as prescribed by GAAP (non-GAAP measures). DCF, Adjusted EBITDA, Segment EBDA before Certain Items and Adjusted Earnings should not be considered alternatives to GAAP net cash provided by operating activities, net income or Segment EBDA, respectively, computed under GAAP or any other GAAP measures, and such non-GAAP measures have important limitations as analytical tools. Our computations of these non-GAAP measures may differ from similarly titled measures used by others. Accordingly the use of such terms may not be comparable to similarly defined measures presented by other entities and investors should not consider these non-GAAP measures in isolation or as a substitute for an analysis of results reported under GAAP. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.

Discontinued Operations are included in our non-GAAP measures in the accompanying tables for the three and six months ended June 30, 2018. The non-GAAP measures, DCF from discontinued operations and Adjusted EBITDA from discontinued operations, are reconciled to income from discontinued operations, the most directly comparable GAAP measure, in notes (2) and (4) to the Preliminary Earnings Contribution by Business Segment tables.
Non-GAAP measures from continuing operations reflect our ongoing operations and have been presented as DCF from continuing operations, Adjusted EBITDA from continuing operations and Adjusted Earnings from continuing operations. In addition, DCF per restricted voting share presented herein reflects our January 4, 2019 one-for-three reverse stock split and is presented as DCF from continuing operations per split-adjusted restricted voting share for all periods presented. The most comparable GAAP measure to the above non-GAAP measures from continuing operations is income from continuing operations and the accompanying tables and notes thereto include reconciliations of the above non-GAAP measures to income from continuing operations. In addition, our aggregate DCF and Adjusted EBITDA are presented in notes (2) and (4) to the Preliminary Earnings Contribution by Business Segment tables.
Certain Items are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, unrealized and realized foreign exchange gains and losses on the KMI loans and asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain gains or losses on asset sales, divestiture costs, legal settlements and casualty losses).
DCF is net income before DD&A adjusted for (i) income tax expense and cash income taxes (paid) refunded; (ii) sustaining capital expenditures; and (iii) Certain Items. DCF is an important performance measure used by us and by external users of our financial statements to evaluate our performance and to measure and estimate our ability to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as distributions or expansion capital expenditures. KML uses this performance measure and believes it provides users of its financial statements a useful performance measure reflective of our ability to generate cash earnings to supplement the comparable GAAP measure. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income. DCF per split-adjusted restricted voting share is DCF divided by average outstanding split-adjusted restricted voting shares, including stock awards that participate in dividends.
Segment EBDA before Certain Items is used by management in its analysis of segment performance and management of our business. The Company believes that Segment EBDA before Certain Items is a useful measure of operating performance because it measures segment operating results before DD&A and certain expenses that are generally not controllable by the operating managers of the respective business segments, such as general and administrative expense, interest expense, income tax expense. General and administrative expenses include such items as employee benefits, insurance, rentals, certain litigation expenses, and shared corporate services including accounting, information technology, human resources and legal services. Segment EBDA before Certain Items is calculated by adjusting Segment EBDA for the Certain Items attributable to a segment, as applicable, which are specifically identified in the footnotes to the accompanying tables, if any.

Adjusted EBITDA is used by the Company and external users of its financial statements, in conjunction with net debt, to evaluate certain leverage metrics. Adjusted EBITDA is EBITDA adjusted for Certain Items, as applicable. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income. The Company evaluates Adjusted EBTIDA in total and does not allocate Adjusted EBITDA amongst equity interest holders as it views Adjusted EBITDA as a measure against our overall leverage.
Adjusted Earnings is net income before Certain Items. Adjusted Earnings is used by us and certain external users of our financial statements to assess the earnings of our business excluding Certain Items as another reflection of our ability to generate earnings. We believe the GAAP measure most directly comparable to Adjusted Earnings is net income.
Net Debt (Cash) and Adjusted Net Debt (Cash), as used in this news release, are non-GAAP financial measures that management believes are useful to investors and other users of our financial information in evaluating our leverage, individually and in conjunction with Adjusted EBITDA. Net Debt (Cash) is calculated by adding 50 percent of our outstanding preferred capital and subtracting cash and cash equivalents from debt.  Adjusted Net Debt (Cash) is Net Debt (Cash), including 50 percent of our outstanding preferred capital, and the cash component as of December 31, 2018 reduced by the amount of cash distributed as a return of capital on January 3, 2019 to our voting shareholders. We believe the most comparable measure to Net Debt (Cash) and Adjusted Net Debt (Cash) is debt net of cash and cash equivalents as reconciled in the notes to the accompanying Preliminary Consolidated Balance Sheets page.
Reconciliations of each of the foregoing non-GAAP measures, along with reconciliations of these non-GAAP measures from continuing and discontinued operations, have been provided in the financial tables set out below.

CONTACTS
Media Relations	Investor Relations
(866) 775-5789	(800) 315-0578
media@kindermorgancanadalimited.com	kml_ir@kindermorgancanadalimited.com
www.kindermorgancanadalimited.com

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Statements of Income
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018		2019	2018

Revenues	$104.9	$95.7		$206.9	$184.3
Operating costs, expenses and other
Operations and maintenance	40.0	39.5		77.8	77.6
Depreciation and amortization	22.0	20.3		43.8	40.0
General and administrative	9.3	10.6		20.4	19.5
Taxes, other than income taxes	2.3	1.4		4.6	2.6
Other expense (income), net	0.2	(8.5)		0.2	(8.4)
Total operating costs, expenses and other	73.8	63.3		146.8	131.3

Operating income	31.1	32.4		60.1	53.0

Other income (expense)
Interest (expense) income, net	(0.6)	0.4		0.6	—
Foreign exchange (loss) gain	(0.1)	0.5		(0.2)	0.2
Other, net	0.1	—		0.2	—

Income from continuing operations before income taxes	30.5	33.3		60.7	53.2

Income tax expense	(8.9)	(9.8)		(17.8)	(15.7)

Income from continuing operations	21.6	23.5		42.9	37.5

Income (loss) from discontinued operations, net of tax (1)	—	(9.8)		—	20.6

Net income	21.6	13.7		42.9	58.1

Preferred share dividends	(7.2)	(7.2)		(14.4)	(14.4)

Net income attributable to KMI interest	(10.0)	(4.7)		(19.9)	(31.1)

Net income available to restricted voting shareholders	$4.4	$1.8		$8.6	$12.6

Restricted Voting Shares
Basic and diluted earnings per restricted voting share from continuing operations	$0.12	0.13		$0.24	0.18
Basic and diluted earnings (loss) per restricted voting share from discontinued operations (1)	$—	(0.08)		$—	0.18

Basic and diluted weighted average restricted voting shares outstanding (2)	34.9	34.6		34.9	34.6

Segment EBDA			% change			% change
Terminals	$51.1	$53.6	(5)%	$102.7	$96.2	7%
Pipelines	11.3	10.2	11%	21.6	16.5	31%
Total Segment EBDA from continuing operations	$62.4	$63.8	(2)%	$124.3	$112.7	10%

Notes
(1)	2018 amounts represent income (loss) from Trans Mountain pipeline system.
(2)	Reflects our January 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Earnings Contribution by Business Segment
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% change	2019	2018	% change
Segment EBDA before certain items (1)
Terminals	$51.1	$44.6	15%	$102.7	$87.2	18%
Pipelines	11.3	10.2	11%	21.6	16.5	31%
Subtotal	62.4	54.8	14%	124.3	103.7	20%

DD&A	(22.0)	(20.3)		(43.8)	(40.0)
General and administrative and corporate charges (1)	(9.1)	(7.6)		(19.5)	(16.5)
Interest (expense) income, net	(0.6)	0.4		0.6	—
Subtotal	30.7	27.3		61.6	47.2

Book taxes (1)	(8.9)	(8.2)		(18.0)	(14.1)
Income from continuing operations before Certain Items ("Adjusted Earnings from continuing operations")	21.8	19.1		43.6	33.1

Certain items
Costs of strategic initiatives	(0.2)	—		(0.9)	—
Gain on divestitures, net	—	6.0		—	6.0
Book tax certain items	—	(1.6)		0.2	(1.6)
Total certain items	(0.2)	4.4		(0.7)	4.4
Income from continuing operations	21.6	23.5		42.9	37.5
Income (loss) from discontinued operations	—	(9.8)		—	20.6
Net Income	21.6	13.7		42.9	58.1
Preferred share dividends	(7.2)	(7.2)		(14.4)	(14.4)
Net income attributable to KMI interest	(10.0)	(4.7)		(19.9)	(31.1)
Net income available to restricted voting shareholders	$4.4	$1.8		$8.6	$12.6

Continuing Operations:
Income from continuing operations	$21.6	$23.5		$42.9	$37.5
Total certain items	0.2	(4.4)		0.7	(4.4)
Adjusted earnings from continuing operations	21.8	19.1		43.6	33.1
DD&A	22.0	20.3		43.8	40.0
Total book taxes	8.9	8.2		18.0	14.1
Cash taxes	(10.5)	(1.5)		(31.3)	(8.3)
Preferred share dividends	(7.2)	(7.2)		(14.4)	(14.4)
Sustaining capital expenditures	(6.7)	(2.8)		(9.0)	(4.9)
DCF from continuing operations	28.3	$36.1		50.7	$59.6
DCF from continuing operations to KMI interest	(19.8)	(25.3)		(35.5)	(41.8)
DCF from continuing operations for restricted voting shareholders (2)	$8.5	$10.8		$15.2	$17.8

Weighted average split-adjusted restricted voting shares outstanding for dividends (3)	35.1	34.9		35.1	34.8

DCF from continuing operations per split-adjusted restricted voting share	$0.24	$0.31		$0.43	$0.51

Adjusted EBITDA from continuing operations (4)	$53.3	$47.2		$104.8	$87.2

Notes (In millions of Canadian dollars)
(1)
Excludes certain items:
2Q 2019 - General and administrative $(0.2)
2Q 2018 - Terminals $9.0, general and administrative $(3.0), book tax $(1.6)
YTD 2019 - General and administrative $(0.9), book tax $0.2
YTD 2018 - Terminals $9.0, general and administrative $(3.0), book tax $(1.6)

(2) DCF is calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Discontinued Operations:
(Loss) income from discontinued operations, net of tax		$(9.8)		$20.6
Certain items before book tax (write-off of capitalized financing costs)		60.5		60.5
Book tax certain items		(16.1)		(16.1)
DD&A		17.9		35.0
Total book taxes before certain items		11.3		21.9
Sustaining capital expenditures		(8.1)		(12.7)
DCF from discontinued operations		55.7		109.2
DCF from continuing operations for restricted voting shareholders	$8.5	10.8	15.2	17.8
DCF from continuing operations to KMI interest	19.8	25.3	35.5	41.8
DCF	$28.3	$91.8	$50.7	$168.8

(3)	Reflects our January 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP. Also, includes stock awards of restricted voting shares that participate in dividends.
(4)	Adjusted EBITDA is calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Discontinued Operations:
Income from discontinued operations, net of tax		$(9.8)		$20.6
Total certain items		44.4		44.4
DD&A		17.9		35.0
Total book taxes before certain items		11.3		21.9
Interest, net before certain items		(3.2)		(3.3)
Adjusted EBITDA from discontinued operations		60.6		118.6

Continuing Operations:
Income from continuing operations	$21.6	23.5	42.9	37.5
Total certain items	0.2	(4.4)	0.7	(4.4)
DD&A	22.0	20.3	43.8	40.0
Total book taxes before certain items	8.9	8.2	18.0	14.1
Interest, net before certain items	0.6	(0.4)	(0.6)	—
Adjusted EBITDA from continuing operations	53.3	47.2	104.8	87.2
Adjusted EBITDA	$53.3	$107.8	$104.8	$205.8

Volume Highlights
(Historical pro forma for acquired assets)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Terminals
Liquids Leasable Capacity (MMBbl) (1)	9.6	8.4	9.6	8.4
Liquids Utilization %	92%	100%	92%	100%
Bulk Transload Tonnage (MMtons)	0.9	1.0	1.9	1.8

Pipelines
Canadian Cochin (MBbl/d - mainline throughput)	96	88	92	87

(1)	Includes KML's share of Joint Venture capacity.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Balance Sheets
(Unaudited)
(In millions of Canadian dollars)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$32.8	$4,338.1
Other current assets	60.2	39.6
Property, plant and equipment, net	957.9	981.3
Lease assets	509.3	—
Deferred charges and other assets	9.8	10.6
TOTAL ASSETS	$1,570.0	$5,369.6

LIABILITIES AND EQUITY
Liabilities
Credit facility	$35.0	$—
Distribution payable	—	1,195.1
Distribution payable-related parties	—	2,782.3
Other current liabilities (1)	83.1	423.2
Lease liabilities	492.4	—
Other long-term liabilities	75.4	76.5
Total liabilities	685.9	4,477.1

Equity
Preferred share capital	537.3	537.2
Other equity	110.3	112.3
Total KML equity	647.6	649.5
KMI interest	236.5	243.0
Total equity	884.1	892.5
TOTAL LIABILITIES AND EQUITY	$1,570.0	$5,369.6

Net Debt (Cash) (2)	$277.2	$(4,063.1)

Adjusted Net Debt (Cash) (3)	$277.2	$(85.7)

	Adjusted EBITDA Twelve Months Ended
	June 30,	December 31,
Reconciliation of Income from continuing operations to Adjusted EBITDA from continuing operations	2019	2018
Income from continuing operations	$105.4	$100.0
Total certain items	2.9	(2.2)
DD&A	86.4	82.6
Total book taxes before certain items	40.8	36.9
Interest, net before certain items	(28.8)	(28.2)

Adjusted EBITDA from continuing operations	$206.7	$189.1

Net Debt (Cash) to Adjusted EBITDA from continuing operations	1.3	(21.5)
Adjusted Net Debt (Cash) to Adjusted EBITDA from continuing operations	1.3	(0.5)

Notes
(1)	December 31, 2018 amount includes accrued taxes resulting from the sale of Trans Mountain pipeline system in 2018.
(2)	Amounts include $275 million representing 50% of our preferred stock capital.
(3)	In addition to the item described in (2) above, the December 31, 2018 amount excludes return of capital distributions of $3,977.4 million from cash and cash equivalents.